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                         MORAMERICA CAPITAL CORPORATION
                          INVESTMENT ADVISORY AGREEMENT

         This INVESTMENT ADVISORY AGREEMENT dated as of March 1, 1998 (the "Agreement") by MorAmerica Capital Corporation, a corporation organized under the laws of the State of Iowa ("MACC"), and InvestAmerica Investment Advisors, Inc., a corporation organized under the laws of the State of Delaware ("InvestAmerica").

         WHEREAS, MACC is licensed as a small business investment company ("SBIC") under the Small Business Investment Act of 1958, as amended, and operates as a business development company under the Investment Company Act of 1940, as amended (the "ICA"); and

         WHEREAS, MACC is in need of certain investment advisory services in order to carry on its business;

         WHEREAS, InvestAmerica is registered as an investment advisor under the Investment Advisers Act of 1940, as amended.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

         Section 1.  Definitions.

         1.1 "Affiliate" shall have the meaning given under Rule 144 of the Securities Act of 1933, as amended.

         1.2 "Assets Under Management" shall mean the total value of MACC's assets Managed by InvestAmerica under this Agreement.

         1.3 "Capital Losses" are those which are placed, consistent with generally accepted accounting principles, on the books of MACC and which occur when:

                  (a) An actual or realized loss is sustained owing to Portfolio Company or investment events including, but not limited to, liquidation, sale or bankruptcy;

                  (b) The Board of Directors of MACC determines that a loss or depreciation in value from the value on the date of this Agreement should be taken by MACC in accordance with generally accepted accounting principles and SBA accounting regulations and is shown on its books as a part of the periodic valuation of the Portfolio Companies by the Board of Directors; or

                  (c) Capital Losses are adjusted for reverses of depreciation when the Board of Directors determines that a value should be adjusted upward and the investment value remains at or below original cost.




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         For purposes of this definition, in any case where the Board of
Directors of MACC writes down the value of any investment in MACC's portfolio (in accordance with the standards set forth in subsection 1.3(b) above), (i) such reduction in value shall result in a new cost basis for such investment and
(ii) the most recent cost basis of such investment shall thereafter be used in the determination of any Realized Capital Gains or Capital Losses in MACC's portfolio (i.e., there shall be no double-counting of losses when a security (whose value has declined in a prior period) is ultimately sold at a price below its historical cost).

         1.4 "Capital Under Management" shall mean MACC's (i) fiscal year end Private Capital as defined in the SBA regulations as of the date hereof (which regulations define Private Capital to exclude unrealized capital gains and losses) ("Private Capital"); plus (ii) fiscal year end SBA leverage as defined by SBA regulations as of the date hereof, including participating securities as defined in Section 303(g) of the Small Business Investment Act of 1958, as amended; plus (iii) fiscal year end Undistributed Realized Earnings.

         1.5  "ICA" has the meaning set forth in the first recital hereof.

         1.6  "Iowa Fund" has the meaning set forth in Section 3.2 below.

         1.7  "MACC" shall mean MorAmerica Capital Corporation.

         1.8 "Net Capital Gains" shall mean Realized Capital Gains net of Capital Losses determined in accordance with generally accepted accounting principles.

         1.9 "Other Venture Capital Funds" has the meaning set forth in subsection 3.3(c).

         1.10 "Portfolio Company" or "Portfolio Companies" shall mean any entity in which MACC may make an investment and with respect to which InvestAmerica will be providing services pursuant hereto, which investments may include ownership of capital stock, loans, receivables due from a Portfolio Company or other debtor on sale of assets acquired in liquidation and assets acquired in liquidation of any Portfolio Company.

         1.11 "Private Capital" has the meaning set forth in the definition of Capital Under Management in Section 1.4 above.

         1.12 "Realized Capital Gains" shall mean capital gains after deducting the cost and expenses necessary to achieve the gain (e.g., broker's fees). For purposes of this Agreement:

                  (a) Capital gains are Realized Capital Gains upon the cash sale of the capital stock or assets of a Portfolio Company or any other asset or item of property managed by InvestAmerica pursuant to the terms hereof or any Realized Capital Gain has occurred in accordance with GAAP which is not cash as described in Subsection 1.12(c) below;

                  (b) With regard to all assets owned by MACC prior to the mergers of MorAmerica Financial Corporation and Morris Plan Liquidation Company into the



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         Company, the historical cost of such assets shall be
         the basis for determining any Realized Capital Gains on the disposition thereof, and

                  (c) Realized Capital Gains other than cash gains shall be recorded and calculated in the period the gain is realized; however, in determining payment of any incentive fee, the payment shall be made when the cash is received. The amount of the fee earned on gains other than cash shall be recorded as incentive fees payable on the financial statements of MACC.

         1.13 "SBA" shall mean the United States Small Business Administration, or any successor thereto, which has regulatory authority over SBICs.

         1.14 "SBIC" has the meaning set forth in the first recital hereof.

         1.15 "SEC" shall mean the United States Securities and Exchange Commission.

         1.16 "The Company" shall mean MACC Private Equities Inc. and "the Companies" shall mean MACC Private Equities Inc. and MACC.

         1.17 "Venture Group" has the meaning set forth in Section 3.2 below.

       Section 2. Investment Advisory Engagement. MACC hereby engages InvestAmerica as its investment advisor.

         2.1 As such, InvestAmerica will:

                  (a) Manage, render advice with respect to, and make decisions regarding the acquisition and disposition of securities in accordance with applicable law and MACC's investment policies as set forth in writing by the Board of Directors, to include (without limitation) the search and marketing for investment leads, screening and research of investment opportunities, maintenance and expansion of a co-investor network, review of appropriate investment legal documentation, presentations of investments to MACC's Board of Directors (when and as required), closing of investments, monitoring and management of investments and exits, preparation of valuations, management of relationships with the SEC, shareholders, the SBA and its auditors and outside auditors and the provision of other services appropriate to the management of an SBIC operating as a business development company;

                  (b) Make available and, if requested by Portfolio Companies or entities in which MACC is proposing to invest, render managerial assistance to, and exercise management rights in, such Portfolio Companies and entities as appropriate to maximize return for MACC and to comply with regulations;

                  (c) Maintain office space and facilities to the extent required by InvestAmerica to provide adequate management services to MACC;


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                  (d) Maintain the books of account and other records and files for MACC but not to include auditing services; and

                  (e) Report to MACC's Board of Directors, or to any committee or officers acting pursuant to the authority of the Board, at such reasonable times and in such reasonable detail as the Board deems appropriate in order to enable MACC to determine that investment policies are being observed and implemented and that InvestAmerica's obligations hereunder are being fulfilled. Any investment program undertaken by InvestAmerica pursuant hereto and any other activities undertaken by InvestAmerica on behalf of MACC shall at all times be subject to applicable law and any directives of MACC's Board of Directors or any duly constituted committee or officer acting pursuant to the authority of MACC's Board of Directors.

         2.2 InvestAmerica will be responsible for the following expenses: its staff salaries and fringes, office space, office equipment and furniture, communications, travel, meals and entertainment, conventions, seminars, office supplies, dues and subscriptions, hiring fees, moving expenses, repair and maintenance, employment taxes, in-house accounting expenses and minor miscellaneous expenses.

         InvestAmerica will pay for its own account all expenses incurred in rendering the services to be rendered hereunder. Without limiting the generality of the foregoing, InvestAmerica will pay the salaries and other employee benefits of the persons in its organization whom it may engage to render such services, including without limitation, persons in its organization who may from time to time act as officers of MACC.

         Notwithstanding the foregoing, InvestAmerica will earn incentive compensation on a quarterly basis, which shall not be deemed part of compensation or other employee benefits for the purpose of this paragraph.

         2.3 In connection with the services provided, InvestAmerica will not be responsible for the following expenses which shall be the sole responsibility of MACC and will be paid promptly by MACC: auditing fees; all legal expenses; legal fees normally paid by Portfolio Companies; National Association of Small Business Investment Companies and other appropriate trade association fees; brochures, advertising, marketing and publicity costs; interest on SBA or other debt; fees to MACC directors and board fees; any fees owed or paid to MACC, its Affiliates or fund managers; any and all expenses associated with property of a Portfolio Company taken or received by MACC or on its behalf as a result of its investment in any Portfolio company; all reorganization and registration expenses of MACC; the fees and disbursements of MACC's counsel, accountants, custodian, transfer agent and registrar; fees and expenses incurred in producing and effecting filings with federal and state securities administrators; costs of periodic reports to and other communications with the Company's shareholders; fees and expenses of members of MACC's Boards of Directors who are not InvestAmerica's directors, officers or employees or of any entity which is an Affiliate of InvestAmerica; premiums for the fidelity bond, if any, maintained by InvestAmerica pursuant to ICA Section 17; premiums for directors and officers insurance maintained by MACC; and all



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transaction costs incident to the acquisition, management, protection and disposition of securities by MACC.

          Section 3.  Nonexclusive Obligations; Co-investments.

         3.1 The obligations of InvestAmerica to MACC are not exclusive. InvestAmerica and its Affiliates may, in their discretion, manage other venture capital funds and render the same or similar services to any other person or persons who may be making the same or similar investments. The parties acknowledge that InvestAmerica may offer the same investment opportunities as may be offered to MACC to other persons for whom InvestAmerica is providing services. Neither InvestAmerica nor any of its Affiliates shall in any manner be liable to MACC or its Affiliates by reason of the activities of InvestAmerica or its Affiliates on behalf of other persons and funds as described in this paragraph and any conflict of interest arising therefrom is hereby expressly waived.

         3.2 InvestAmerica Venture Group, Inc. ("Venture Group") has managed MACC in the past. Venture Group is also currently the General Partner of InvestAmerica Venture Group L.P. which in turn is the General Partner of the Iowa Venture Capital Fund L.P. (the "Iowa Fund"). Because of these relationships, Venture Group manages the affairs of the Iowa Fund.

         3.3 For the benefit of MACC's investment activities, InvestAmerica and its Affiliates intend to maintain various future co-investment relationships involving the Company which will include the following co-investments opportunities for as long as InvestAmerica is an investment adviser to MACC:

                  (a) MACC will continue to review and to invest in its current coinvestments with the Iowa Fund.

                  (b) MACC will be accorded the opportunity to invest in all investment opportunities found by the Iowa Fund or any future successor or continuation fund of the Iowa Fund.

                  (c) In the future, MACC will be accorded the opportunity to review and to invest in all investments found by other venture capital funds managed by InvestAmerica and its Affiliates (collectively, the "Other Venture Capital Funds").

         For purposes of this Section 3.3, where the Companies have an opportunity to co-invest with the Iowa Fund or Other Venture Capital Funds, investment opportunities shall be offered to the Companies and the Iowa Fund or the Other Venture Capital Funds, as the case may be, (a) in the same proportion as its Private Capital bears to the total Private Capital of the Companies and the Iowa Fund or the Other Venture Capital Funds, as the case may be, in the aggregate, or (b) in such other manner as is otherwise agreed upon by the Companies and the Iowa Fund or the Other Venture Capital Funds, as the case may be. Notwithstanding this Section 3.3, the terms of any applicable exemptive order obtained by the Companies will control as to the terms of co-investments with the Iowa Fund and the Other Capital Venture Funds.




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         3.4 InvestAmerica will cause to be offered to MACC opportunities to acquire or dispose of securities as provided in the co-investment guidelines summarized in the section of the Company's SEC Registration Statement entitled "Investment Objectives and Policies - Co-Investment Guidelines." Except to the extent of acquisitions and dispositions that, in accordance with such co-investment guidelines, require the specific approval of MACC's Board of Directors, InvestAmerica is authorized to effect acquisitions and dispositions of securities for MACC's account in InvestAmerica's discretion. Where such approval is required, InvestAmerica is authorized to effect acquisitions and dispositions for MACC's account upon and to the extent of such approval. MACC will put InvestAmerica in funds whenever InvestAmerica requires funds for an acquisition of securities in accordance with the foregoing, and MACC will cause to be delivered in accordance with InvestAmerica's instructions any securities disposed of in accordance with the foregoing.

         3.5 Should InvestAmerica or any of its Affiliates agree to perform or undertake any investment management services described in paragraph 3.1 for any funds or persons in addition to the Iowa Fund, InvestAmerica will notify MACC, in writing, not later than the commencement of such agreement or the initial provision of such services.

         3.6 Any such investment management services and all co-investments shall at all times be provided in strict accordance with rules and regulations under the ICA, any exemptive order obtained thereunder and the rules and regulations of the SBA.

         Section 4.  Services to Portfolio Companies.

         4.1 It is acknowledged that as a part of the services to be provided by InvestAmerica hereunder, certain of its employees, representatives and agents will act as members of the board of directors of individual Portfolio Companies, will vote the shares of the capital stock of Portfolio Companies, and make other decisions which may effect the near- and the long-term direction of a Portfolio Company. Unless otherwise restricted hereafter by MACC in writing, in regard to such actions and decisions MACC hereby appoints InvestAmerica (and such officers, Directors, employees, representatives and agents is it shall designate) as its proxy, as a result of which InvestAmerica shall have the authority, in its performance of this Agreement, to make decisions and to take, without specific authority from the Board of Directors of MACC, as to all matters which are not hereby restricted.

         4.2 All fees, including director's fees that may be paid by or for the account of an entity in which MACC has invested or in which MACC is proposing to invest in connection with an investment transaction in which MACC participates or provides managerial assistance, will be treated as commitment fees or management fees and will be received by MACC, pro rata to its participation in such transaction. InvestAmerica will be allowed to be reimbursed by Portfolio Companies for all direct expenses associated with due diligence and management of portfolio investments or investment opportunities (travel, meals, lodging, etc.).

         4.3 InvestAmerica's sole and exclusive compensation for its services to be rendered hereunder will be in the form of a management fee and a separate incentive fee as provided in Section 5. Should any officer or director of InvestAmerica serve as a member of the Board of



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Directors of MACC, such officer or director of InvestAmerica shall not receive compensation as a member of the Board of Directors of MACC.

         Section 5.  Management and Incentive Fees.

         5.1 During the term of this Agreement, MACC will pay InvestAmerica monthly in arrears a management fee equal to 2.5% per annum of the Capital Under Management, but in no event more than 2.5% per annum. of the Assets Under Management.

         5.2 During the term of this Agreement MACC shall pay to InvestAmerica an incentive fee determined as specified in this Section 5.2.

                  (a) The incentive fee shall be calculated as follows:

                          (i) The amount of the fee shall be 13.4% of the Net
                 Capital Gains, before taxes, resulting from the disposition of investments in MACC's Portfolio Companies or resulting from the disposition of other assets or property of MACC managed by InvestAmerica pursuant to the terms hereof.

                          (ii) Net Capital Gains, before taxes, shall be
                 calculated annually at the end of each fiscal year for the purpose of determining the earned incentive fee, unless this Agreement is terminated prior to the completion of any fiscal year, then such calculation shall be made at the end of such shorter period. A preliminary calculation shall be made on the last business day of each of the three fiscal quarters preceding the end of each fiscal year for the purpose of determining the incentive fee payable under Section 5.2(c)(i) below. Capital Losses and Realized Capital Gains shall not be cumulative (i.e., no Capital Losses nor Realized Capital Gains are carried forward into any subsequent fiscal year).

                          (iii) Notwithstanding anything herein to the contrary,
                 the assets on which the incentive fee shall be calculated shall include all assets owned by MACC prior to the time of the mergers of MorAmerica Financial Corporation and Morris Plan Liquidation Company into the Company.

                  (b) Upon termination of this Agreement, all earned but unpaid incentive fees shall be immediately due and payable.

                  (c) Payment of incentive fees shall be made as follows:

                          (i) To the extent payable, the incentive fee shall be
                 paid, in cash, in arrears by the last business day of each fiscal quarter in the fiscal year. The incentive fee shall be retroactively adjusted as soon as practicable following completion of valuations at the end of each fiscal year in which this Agreement is in effect to reflect the actual incentive fee due and owing to InvestAmerica, and if such adjustment reveals that InvestAmerica has received more incentive fee income



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                 than it is entitled to hereunder, InvestAmerica shall promptly reimburse MACC for the amount of such excess.

                          (ii) In the event MACC earns any incentive fees, the
                 payment of which would cause MACC's Private Capital to be 25% or more impaired, the portion of such fees which causes the impairment shall be paid by MACC into a trust or escrow account established by MACC for the benefit of InvestAmerica. Fees from such account shall be released to InvestAmerica at such time as, and to the extent that, MACC's Private Capital is no longer so impaired.

         Section 6.  Liability and Indemnification of InvestAmerica.

         6.1 Neither InvestAmerica, nor any of its officers, directors, shareholders, employees, agents or Affiliates, whether past, present or future (collectively, the "Indemnified Parties"), shall be liable to MACC, or any of MACC's Affiliates for any error in judgment or mistake of law made by the Indemnified Parties in connection with any investment made by or for MACC, provided such error or mistake was made in good faith and was not made in bad faith or as a result of gross negligence or willful misconduct of the Indemnified Parties. MACC confirms that in performing services hereunder InvestAmerica will be an agent of MACC for the purpose of the indemnification provisions of the Bylaws of MACC subject, however, to the same limitations as though InvestAmerica were a director or officer of MACC. InvestAmerica shall not be liable to MACC, its shareholders or its creditors, except for violations of law or for conduct which would preclude InvestAmerica from being indemnified under such provisions. The provisions of this Section 6.1 shall be applicable to any act or omission or occurrence arising under the Management Agreement between MACC and InvestAmerica's Affiliate, InvestAmerica Venture Group, Inc., dated as of May 13, 1985 and all amendments and renewals thereto. In addition, the provisions of this Section 6.1 shall survive termination of this Agreement.

         6.2 Individuals who are Affiliates of InvestAmerica and are also officers or directors of MACC as well as other InvestAmerica officers performing duties within the scope of this Agreement on behalf of MACC will be covered by any directors and officers insurance policy maintained by MACC.

         Section 7.  Shareholder Approval; Term.

         MACC represents that this Agreement has been approved by MACC's Board of Directors. This Agreement shall continue in effect for two years from the date hereof, provided, however, that this Agreement shall not take effect if as of the date hereof the shareholders of MACC Private Equities Inc. and the sole shareholder of MACC shall not have approved this Agreement in the manner set forth in Section 15(a) of the ICA. Thereafter, this Agreement shall continue in effect so long as such continuance is specifically approved at least annually by MACC's Board of Directors, including a majority of its members who are not interested persons of InvestAmerica, or by vote of the holders of a majority, as defined in the ICA, of MACC's outstanding voting securities. The foregoing notwithstanding, this Agreement may be terminated by MACC at any time, without payment of any penalty, on 60 days' written notice to



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InvestAmerica if the decision to terminate has been made by the Board of
Directors or by vote of the holders of a majority, as defined in the ICA, of MACC's outstanding voting securities. InvestAmerica may also terminate this Agreement on 60 days' written notice to MACC; provided, however, that InvestAmerica may not so terminate this Agreement unless another investment advisory agreement has been approved by the vote of a majority, as defined in the ICA, of MACC's outstanding shares and by the Board of Directors, including a majority of members who are not parties to such agreement or interested persons of any such party.

         Section 8.  Assignment.

         This Agreement may not be assigned by any party without the written consent of the other and any assignment, as defined in the ICA, by InvestAmerica shall automatically terminate this Agreement.

         Section 9.  Amendments.

         This Agreement may be amended only by an instrument in writing executed by all parties.

         Section 10.  Governing Law.

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa.

         Section 11.  Termination of Prior Agreement.

         If as of the date hereof, this Agreement shall have been approved by the Shareholders of MACC Private Equities, Inc. and the sole shareholder of MACC, as set forth in Section 7 hereof, then as of the date hereof, the MorAmerica Capital Corporation Investment Advisory Agreement dated as of October 1, 1994, between MACC and InvestAmerica, as previously amended, shall be terminated and shall be of no further force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written,

                                            MORAMERICA CAPITAL CORPORATION

                                            By /s/ David R. Schroder
                                               ---------------------
                                            Title President
                                                  ---------

                                            INVESTAMERICA INVESTMENT
                                            ADVISORS, INC.


                                            By /s/ Robert A. Comey
                                               -------------------
                                            Title Executive Vice President
                                                  ------------------------


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